Amended Exhibit A to the Transfer Agent Servicing Agreement dated 5.26.2015 – Pacer Funds Trust

Funds serviced at March 2018

Name of Series

Pacer Trendpilot 750 ETF
Pacer Trendpilot 450 ETF
Pacer Trendpilot 100 ETF
Pacer US Export Leaders ETF
Pacer Trendpilot European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer Global High Dividend ETF
Pacer International Export Leaders ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer US Export Leaders ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer WealthShield ETF
  Pacer Benchmark Hotel & Lodging Real Estate SCTR ETF
  Pacer Benchmark Apartments & Residential Real Estate SCTR ETF
  Pacer Benchmark Office Real Estate SCTR ETF
  Pacer Benchmark Retail Real Estate SCTR ETF
  Pacer Benchmark Healthcare Real Estate SCTR ETF
  Pacer Benchmark Industrial Real Estate SCTR ETF
  Pacer Benchmark Net Lease Real Estate SCTR ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTR ETF
  Pacer Military Times Best Employers ETF